Exhibit 8.1

Dewey & LeBoeuf LLP 1301 Avenue of the Americas New York, NY 10019-6092

T +1 212 259 6670 F +1 212 259 6333 mfitzpatrick@dl.com

November 23, 2011

National Fuel Gas Company

6363 Main Street

Williamsville, New York 14221

Ladies and Gentlemen:

We have acted as special U.S. federal income tax counsel to National Fuel Gas Company, a New Jersey corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), filed on November 23, 2011, and the Company’s prospectus (the “Prospectus”), dated November 23, 2011, contained therein describing the National Fuel Gas Company Direct Stock Purchase and Dividend Reinvestment Plan, to be administered by The Bank of New York Mellon (the “DRIP”).

In connection with the preparation of this opinion (the “Opinion”), we have examined such documents and other materials as we have deemed appropriate, including but not limited to the Registration Statement and Prospectus. Our Opinion assumes (i) the accuracy of the statements, facts and information contained in the Registration Statement and Prospectus and other materials examined by us and (ii) the implementation of the DRIP in the manner contemplated by, and in accordance with the terms set forth in, the Prospectus and Registration Statement.

In connection with our Opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the “IRS”) and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time and in certain circumstances with retroactive effect, and no assurance can be given that any such change will not occur so as to adversely affect the conclusions stated herein. We undertake no responsibility to update, revise or supplement any statement herein for any reason whatsoever or to advise you of any matters that may subsequently come to our attention.

Dewey & LeBoeuf LLP is a New York limited liability partnership.

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November 23, 2011

Based upon and subject to the foregoing, under current law and based upon the facts, representations, assumptions and qualifications contained herein and in the Registration Statement and Prospectus, we confirm that the statements contained in the Prospectus under the heading “U.S. Federal Income Tax Information,” insofar as such statements purport to constitute summaries of matters of U.S. federal income tax law or legal conclusions with respect thereto, and subject to the qualifications set forth therein, are correct in all material respects.

We can give no assurance that the IRS will not take positions in conflict with the conclusions expressed herein, which positions of the IRS might ultimately be sustained by the courts. This letter represents only our interpretation of the law and has no binding, legal effect upon the IRS or any courts. This letter is provided by us as special counsel to the Company; is a legal opinion only, not a guaranty or warranty; and is limited to the specific transactions, documents and matters described above. No opinion on any matter is expressed or implied except as specifically set forth herein.

We consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters,” contained within the section “Miscellaneous” in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DEWEY & LEBOEUF LLP